                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO. __)

                           Filed by the Registrant [X]
                 Filed by a Party other than the Registrant [ ]
                           Check the appropriate box:

                         [ ] Preliminary Proxy Statement
        [ ] Confidential, for Use of the Commission Only (as permitted by
                                Rule 14a-6(e)(2))
                         [X] Definitive Proxy Statement
                       [ ] Definitive Additional Materials
               [ ] Soliciting Material Pursuant to Rule 240.14a-12

                          PLAYLOGIC ENTERTAINMENT, INC.
                (Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box): [X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

                          PLAYLOGIC ENTERTAINMENT, INC.
                         Concertgebouwplein 13, 1071 LL
                           Amsterdam, The Netherlands

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         to be held on December 27, 2005


NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Playlogic Entertainment Inc., a Delaware corporation ("Playlogic" or the "Company"), will be held at the Le Meriden Apollo Hotel located at, Apollolaan 2, at 1077 BA Amsterdam at 11 a.m. local time, on December 27, 2005 for the following purposes:

          1. To elect four directors of the Company for terms expiring at the 2006 Annual Meeting.

          2. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The close of business on December 9, 2005 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

                                           By Order of the Board of Directors,

                                           Maarten Minderhoud
                                           Secretary

Dated:    December 14, 2005

IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND MAIL PROMPTLY THE ACCOMPANYING PROXY CARD IN THE ENCLOSED RETURN ENVELOPE. THIS WILL ENSURE THE PRESENCE OF A QUORUM AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO EVEN IF YOU HAVE PREVIOUSLY SENT IN YOUR PROXY CARD

                          PLAYLOGIC ENTERTAINMENT, INC.
                         Concertgebouwplein 13, 1071 LL
                           Amsterdam, The Netherlands

                    Annual Meeting of Shareholders to be Held
                              on December 27, 2005

                                 PROXY STATEMENT

     This Proxy Statement is furnished to shareholders in connection with the solicitation by the Board of Directors of Playlogic Entertainment, Inc., a Delaware corporation (the "Company" or "Playlogic"), of proxies for use at the 2005 Annual Meeting of Shareholders (the "Annual Meeting") of the Company to be held on December 27, 2005 at 11 a.m. local time, and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Meeting. The Annual Meeting will be held at the Le Meriden Apollo Hotel located at, Apollolaan 2, at 1077 BA Amsterdam the Netherlands. The proxy solicitation materials are being mailed to shareholders on or about December 14, 2005.

     The Board of Directors has fixed December 9, 2005 as the record date for the determination of the shareholders entitled to notice of and to vote at the Annual Meeting. On that day, there were outstanding 23,099,994 shares of Playlogic common stock.

     A majority of the outstanding shares of common stock entitled to vote at the Annual Meeting must be present in person or by proxy in order for there to be a quorum at the meeting. Shareholders of record who are present at the meeting in person or by proxy and who abstain from voting, including brokers holding customers' shares of record who cause abstentions to be recorded at the meeting, will be included in the number of stockholders present at the meeting for purposes of determining whether a quorum is present.

     Each shareholder of record is entitled to one vote at the Annual Meeting for each share of common stock held by such shareholder on the Record Date. Shareholders do not have cumulative voting rights. Shareholders may vote their shares by using the form of enclosed proxy for use at the Annual Meeting. The proxy may be revoked by a shareholder at any time prior to the exercise thereof, and any shareholder present at the Annual Meeting may revoke his proxy thereat and vote in person if he or she so desires. When such proxy is properly executed and returned, the shares it represents will be voted in accordance with any instructions noted thereon. If no direction is indicated, all shares represented by valid proxies received pursuant to this solicitation (and not revoked prior to exercise) will be voted for the election of the nominees for directors named in Item 1 herein (unless authority to vote is withheld).

     The Company is also enclosing its Form 8-K dated July 1, 2005, as amended on July 15, 2005. The financial statements and management discussion and analysis contained therein are incorporated by reference and are deemed part of this soliciting material.

                                   THE COMPANY

     Playlogic Entertainment, Inc. was incorporated in the State of Delaware in May 2001, when its name was Donar Enterprises, Inc. Initially, the Company's plan was to engage in the business of converting and filing registration statements, periodic reports and other forms of small to mid-sized companies with the U.S. Securities and Exchange Commission electronically through EDGAR. The Company had limited operations until June 30, 2005, when it entered into a share exchange agreement with Playlogic International N.V., a corporation formed under the laws of The Netherlands that commenced business in 2002, and its shareholders. Pursuant to this agreement, the former shareholders of Playlogic International became the owners of over approximately 91% of the Company's common stock. Playlogic International has become the Company's wholly-owned subsidiary and represents all of our commercial operations.

     On August 2, 2005, Donar Enterprises merged with and into a wholly owned subsidiary named Playlogic Entertainment, Inc. pursuant to which Donar's name was changed to Playlogic Entertainment, Inc. Playlogic Entertainment, Inc. was formed specifically for the purpose of effecting the name change. When the Company refers to "Playlogic Entertainment" in this Proxy Statement, it is also referring to the Company when it was known as Donar Enterprises, Inc.

                                     ITEM 1

                              ELECTION OF DIRECTORS

GENERAL

     Four individuals, all of whom are members of the present Board of Directors, have been nominated for election as directors of the Company until the next annual meeting and until their respective successors are elected and qualified.

     The persons named in the proxy, who have been designated by the Company's management, intend, unless otherwise instructed on the proxy card, to vote for the election to the Board of Directors of the persons named below. If any nominee should become unavailable to serve, the proxy may be voted for the election of another person designated by the Board of Directors. The Board of Directors has no reason to believe any of the persons named will be unable to serve if elected. The affirmative vote of the holders of a plurality of the shares of common stock voting at the Annual Meeting is necessary for the election of directors. Any shares not voted (by abstention, broker non-vote, or otherwise) have no impact on the vote. The Board of Directors recommends a vote FOR the nominees listed below.

INFORMATION CONCERNING DIRECTORS AND NOMINEES

     Information regarding each nominee for director is set forth in the following table.

Name                           Age          Position
----                           ---          --------
Willem M. Smit                 59           Director and Chief Executive Officer

Willy J. Simon                 54           Chairman of the Board of Directors

Erik L.A. van Emden            57           Director

George Calhoun                 53           Director

     Willem M. Smit has been the Chief Executive Officer of Playlogic International since 2001. In July 2005, he became Chief Executive Officer of the Company. In 1976, he founded Datex Software B.V., where he grew the company over nine years from 20 to 900 employees. Datex went public on 1985 and it merged with Getronics in 1987. Since that time, Mr. Smit has been a private investor in various companies. He is the father of Rogier W. Smit, the Company's Executive Vice President.

     Willy J. Simon has been on Playlogic International N.V.'s Supervisory Board (which is similar to the board of directors of a US company) since 2003. Since 2002 he has been the Director of IMC Holding and Chairman of Bank Oyens & van Eeghen. From 2001 to 2002, he was an Advisor to the Board of NIB Capital. From 1997-2001, he was a Board member of Fortis Bank. He also currently serves as a Non-Executive Director of Redi & Partners, a hedge fund.

     Erik L.A. van Emden has been on Playlogic International N.V.'s Supervisory Board since December 2003. Since 1993 he has been an attorney with Bosselaar & Strengers. He also currently serves as a Director of several private Dutch companies.

     George Calhoun is currently serving on the faculty of the Howe School of Technology Management at the Stevens Institute of Technology in Hoboken, New Jersey. He was Chairman and CEO of Illinois Superconductor Corporation from 1999 until 2002. He has more than 23 years of experience in high-tech wireless systems development, beginning in 1980 as the co-founder of InterDigital Communications Corporation, where he participated in the development of the first commercial application of digital TDMA radio technology, and introduced the first wireless local loop system to the North American telecommunications industry. Dr. Calhoun holds a Ph.D. in Systems Science from the Wharton School at the University of Pennsylvania, as well as a B.A. from the same university.

INFORMATION CONCERNING THE BOARD OF DIRECTORS AND THE AUDIT COMMITTEE

     During 2004, the Company's Board of Directors only had one director, so it did not have any meetings. The Board acted by unanimous written consent on 6 occasions. The Supervisory Board of Playlogic International met 8 times in 2004.

     AUDIT COMMITTEE

     The Company established a Audit Committee on October 31, 2005. Messrs. Calhoun (Chair), van Emden and Simon are the members of the Audit Committee.

     The Audit Committee assists the Board of Directors in its oversight of the integrity of the

Company's accounting, auditing and reporting practices. The Board of Directors has determined that Mr. Calhoun, the Chair of the Audit Committee, possesses the attributes to be considered financially sophisticated and has the background to be considered an "audit committee financial expert" as defined by the rules and regulations of the SEC. The Audit Committee will meet with the Company's independent accountants at least annually to review the results of the Company's annual audit and discuss the financial statements. The Committee will also meet quarterly with our independent accountants to discuss the results of the accountants' quarterly reviews as well as quarterly results and quarterly earnings releases; recommend to the Board that the independent accountants be retained; and receive and consider the accountants' comments as to internal controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. The Audit Committee will review all financial reports prior to filing with the SEC. The specific responsibilities in carrying out the Audit Committee's oversight role are set forth in the Audit Committee's Charter, a copy of which is attached hereto as Appendix A. All of the members of the Audit Committee are independent directors as contemplated by Section 10A(m)(3) of the Securities and Exchange Act, as amended.

     COMPENSATION COMMITTEE.

     The Company's compensation committee is responsible for establishing and administering the Company's policies involving the compensation of all of its executive officers. This committee consists of Messrs. Simon, Calhoun and van Emden and was formed in December 2005. The compensation committee operates pursuant to a charter approved by the Company's Board of Directors. A copy of the charter of the compensation committee is attached hereto as Appendix B.

     NOMINATING AND GOVERNANCE COMMITTEE.

     The Company's nominating and governance committee selects nominees for the Board of Directors. This committee consists of Messrs. Simon, Calhoun and van Emden and was formed in December 2005. The nominating and governance committee utilizes a variety of methods for identifying and evaluating nominees for director. Candidates may also come to the attention of the nominating and governance committee through current board members, professional search firms and other persons. The nominating and governance committee operates pursuant to a charter approved by the Board of Directors. A copy of the charter of the nominating and governance committee is attached hereto as Appendix C.

     CODE OF BUSINESS CONDUCT AND ETHICS

     The Company's board of directors has adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers and employees and an additional Code of Business Ethics that applies to our Chief Executive Officer and senior financial officers.

     The Company intends to satisfy the disclosure requirement under Item 5.05 of Form 8-K relating to amendments to or waivers from provisions of these codes by describing on our Internet website, located at http://www.playlogicinternational.com, within four business days following the date of a waiver or a substantive amendment, the nature of the amendment or waiver, the date of the waiver or amendment, and the name of the person to whom the waiver was granted.

     Information on the Company's Internet website is not, and shall not be deemed to be, a part of this proxy statement or incorporated into any other filings the Company makes with the SEC.

COMMUNICATION WITH DIRECTORS

     Stockholders who wish to communicate with the entire Board or the non-management Directors as a group may do so telephonically by calling (011) 31-20-676-0304 or by mail c/o Secretary, Playlogic Entertainment, inc., Concertgebouwplein, 1071 LL, Amsterdam, the Netherlands. Communications are initially routed to the outside counsel and, thereafter, are distributed to the Board, or to any individual Director or Directors as appropriate, depending on the facts and circumstances outlined in the communication. In that regard, the Board of Directors has requested that certain items that are unrelated to the duties and responsibilities of the Board should be excluded, such as spam, job inquiries, business solicitations or product inquiries. In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will be excluded, with the provision that any communication that is filtered out must be made available to any Director upon request.

     Board Nominees for the 2005 Annual Meeting. Each of the nominees listed in this Proxy Statement are current Directors standing for election.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Pursuant to a loan agreement dated April 6, 2004 between Playlogic International N.V. and Sloterhof Investments N.V., Sloterhof agreed to loan $6,481,375 (Euro 4,750,000) to Playlogic International. The Company's CEO, Willem M. Smit is the beneficial owner of Sloterhof. The Company paid Sloterhof $1,058,245 (Euro 775,555) as interest on this loan. This loan has subsequently been redeemed and is no longer outstanding.

     In 2004, Sloterhof and Castilla Investments B.V. were granted a stock option right for in total 8,609,189 ordinary shares of Playlogic International N.V. with an exercise price at par value. The intrinsic value of this option right was recognized as an expense in 2004.

     Sloterhof agreed to reimburse the Company for approximately Euro 900,000 for expenses incurred in connection with the share exchange transaction between the Company and the former shareholders of Playlogic International N.V. in July 2005. The Company is not obligated to issue Sloterhof any equity in exchange for this reimbursement, and the Company is not obligated to repay any amounts to Sloterhof as a result of this reimbursement.

                             EXECUTIVE COMPENSATION

EXECUTIVE OFFICERS OF THE REGISTRANT

     The Board of Directors appoints the executive officers of the Company to serve until their successors have been duly appointed and qualified. The following information indicates the position, age and business experience of the current Playlogic executive officers. Rogier W. Smit is the son of Willem M. Smit.

Name                       Age        Position
----                       ---        --------

Willem M. Smit             59         Chief Executive Officer

Rogier W. Smit             31         Executive Vice President

Jan Willem Kohne           34         Chief Financial Officer

Stefan Layer               35         Chief Marketing, Sales & Licensing Officer

Dominique Morel            32         Chief Technology Officer

     See the discussion included in the preceding section for the business experience of Willem M. Smit.

     Rogier W. Smit co-founded Playlogic International N.V. and Playlogic Game Factory B.V. in 2001. He has worked in various management positions at those two companies since then. He has been Playlogic International N.V.'s Executive Vice President and Chief Operating Officer since 2002.

     Jan Willem Kohne became the Company's Chief Financial Officer on October 1, 2005.. He has held several financial and operational positions since joining IMC/ Bank Oyens & Van Eeghen in 2000. Prior to joining IMC/ Bank Oyens & Van Eeghen, he worked with Mees Pierson/ Fortis as Account Manager International Commodity Finance. Mr. Kohne received his Masters from Delft University of Technology the Netherlands in 1996 and has received a number of European financial certifications.

     Stefan Layer has been Playlogic International N.V.'s Executive Vice President Marketing, Sales & Licensing since April 2005. From 1999 until joining Playlogic International N.V., Mr. Layer was the Vice President of Licensing Europe for Atari Deutschland GmbH where he was responsible for the development of new markets and European marketing strategy, expansion into Eastern Europe and the acquisition of third party products.

     Dominique Morel has joined the Company as Chief Technology Officer in July 2005. Prior to that, he has been working with Atari Europe as Project Evaluation + Business Development Manager.

                             EXECUTIVE COMPENSATION

         The following table sets forth information regarding compensation for the fiscal years ended December 31, 2002, 2003 and 2004 received by the individual who served as Playlogic International's Chief Executive Officer during 2004 and Playlogic International's other most highly compensated executive officers whose total annual salary and bonus for fiscal year 2004 exceeded $100,000 (the "Named Officers").

                           SUMMARY COMPENSATION TABLE


                                                                                                         LONG-TERM
                                                                      ANNUAL COMPENSATION               COMPENSATION
                                                           -----------------------------------------       AWARDS
NAME AND PRINCIPAL POSITION AS OF DECEMBER 31,                                                          ------------
2004                                                       YEAR         SALARY E/($)        BONUS($)     OPTIONS(#)
--------------------------------------------------------   ----      -----------------      --------    ------------
Willem M. Smit                                             2004                     E0         0              0
Chief Executive Officer                                    2003                     E0         0              0
                                                           2002                     E0         0              0
                                                                                    E0
                                                                                    E0

Sloterhof Investments N.V. (of which Mr. Willem M. Smit    2004      E100,000/$147,096         0              0
is the beneficial owner)                                   2003      E100,000/$135,458         0              0
Managing Director                                          2002      E 50,000/$ 63,873         0              0


Rogier W. Smit                                             2004      E100,000/$147,096         0              0
Executive Vice President                                   2003      E100,000/$135,458         0              0
                                                           2002      E 97,200/$124,170         0              0


Willem M. Smit, the Company's Chief Executive Officer, will not receive any salary until there are positive cash flows from operations. Currently, the Company only pays Mr. Smit for his business related expenses, and it provides him a company car.

EMPLOYMENT AGREEMENTS

     Effective as from February 1, 2002 Playlogic International entered into an employment agreement with Rogier M. Smit, to be executive vice president and managing director of Playlogic Game Factory B.V. The agreement is for an indefinite period, but can be terminated by the Company upon three months notice and one additional month per year of service or by Mr. Smit upon three months notice. Mr. Smit's starting salary was $9,427 (Euro 7,500) per month. On July 1, 2005, his base salary increased to $15,009 (Euro 11,000) per month. In addition to his salary, Mr. Smit is entitled to a company car. Pursuant to the agreement, Mr. Smit is also subject to confidentiality, non-competition and invention assignment requirements.

     In January 2005, Playlogic International entered into an employment agreement with Stefan Layer, Executive Vice President Marketing, Sales & Licensing, effective as from April 1, 2005. Pursuant to the terms of the agreement, Mr. Layer is responsible for marketing, sales and licensing. The agreement is for an indefinite period, but can be terminated by the Company upon six months notice or by Mr. Layer upon three months notice. Mr. Layer's starting salary is $15,009 (Euro 11,000) per month. In addition to his salary, Mr. Layer is entitled to an annual bonus equal to 1% of our net profit of the net consolidated year figures after taxes. Under this agreement, Mr. Layer received 500,000 ordinary shares of Playlogic International at a nominal value of $0.068 (Euro 0.05) per share which were exchanged for 364,556 shares of the Company's common stock. Such shares will be subject to a two year lock up period. After the lock up period Mr. Layer will be permitted to sell up to 50% of his shares each year. If Mr. Layer terminates the agreement or is dismissed, the shares he still owns must be sold back to the Company at nominal value. Pursuant to the agreement, Mr. Layer is also subject to confidentiality, non-competition and invention assignment requirements.

     In August 2005, Playlogic International entered an employment contract with Dominique Morel as Chief Technology Officer. The agreement is for an indefinite period but can be terminated by the Company upon six months notice or by Mr. Morel upon 3 months notice. Mr. Morel's starting salary will be $14,008.50
(Euro 11,000) per month. Pursuant to the agreement, Mr. Morel was granted 100,000 options to purchase shares of common stock of the Company at an exercise price of $3.50 per share. 25,000 of these options vest on October 1, 2007, and 25,000 of the remaining options will vest on October 1, 2008, October 1, 2009 and October 1, 2010. Pursuant to the agreement, Mr. Morel is also subject to confidentiality, non-competition and invention assignment requirements.

     Mr. Kohne is a party to an employment agreement with the Company dated October 1, 2005. The agreement is for an indefinite period, but can be terminated by the Company upon six months notice or by Mr. Kohne upon three months notice. Mr. Kohne's starting salary will be $15,055 (Euro 11,034) per month, and the Company paid him a bonus of ($48,480) (Euro 40,000) upon execution of the agreement. Pursuant to the agreement, Mr. Kohne was granted 250,000 options to purchase shares of common stock of the Company at an exercise price of $3.50 per share. 62,500 of these options vest on October 1, 2007, and 62,500 of the remaining options will vest on October 1, 2008, October 1, 2009 and October 1, 2010, respectively. Mr. Kohne is also subject to confidentiality, non-competition and invention assignment requirements.

                   STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

     The Company does currently have a stock option plan or stock appreciation rights plan.

DIRECTORS' COMPENSATION

     In 2004, Playlogic International paid Mr. van Emden $34,113 and Mr. Simon $40,935 for their service as members of Playlogic International's supervisory board. The Company expects to pay the members of our board of directors similar amounts in the future.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

     The following table sets forth, as of December 9, 2005, information concerning the ownership of all classes of common stock of the Company of (i) all persons known to the Company to beneficially own 5% or more of the Company's common stock, (ii) each director of the Company, (iii) the Named Executive Officers and (iv) all directors and executive officers of the Company as a group. Share ownership includes shares issuable upon exercise of outstanding options that are exercisable within 60 days of December 9, 2005.


                                            NUMBER OF     PERCENTAGE OF
                                            SHARES OF        COMMON
          NAME AND ADDRESS (1)            COMMON STOCK        STOCK
-----------------------------------------------------------------------
Sloterhof Investments N.V.                 7,303,357          31.62%
Kaya Richard J.
Beaujon Z/N
Curacao, Netherlands Antilles

Castilla Investments B.V.                  1,777,496           7.69%
Concertgebouwplein 13
1071 LL  Amsterdam
The Netherlands

Wind Worth Luxembourg Holding S.A.H        2,138,874           9.26%
19 Rue de l'Industrie
8069 Betrange
Luxembourg

Sophia International Holding S.A.H.        1,611,500           6.98
3 Rue de Bains
Luxembourg L-2016
Luxembourg

Willem Smit (2)                            7,303,357          31.62%
Rogier Smit (3)                            1,777,496           7.69%
Stefan Layer                                 364,556           1.58%
Jan Willem Kohne                              90,000           *
Erik L.A. van Emden                                0           *
Willy J. Simon                                87,494           *
George Calhoun                                   200           *
All directors and executive officers as
a group (6 persons) ....................   9,623,103          41.69%

----------
*Less than 1%

(1) Unless otherwise indicated, the address is our address at Concertgebouwplein 13, 1071 LL Amsterdam, The Netherlands.

(2)  Includes shares held by Sloterhof Investments N.V.

(3)  Includes shares held by Castilla Investments B.V.

INDEPENDENT AUDITORS

     On June 30, 2005, upon closing of the share exchange transaction, S.W. Hatfield ("SWHCPA") ceased being the Company's Registered Independent Certified Public Accounting Firm.

     The Report of Registered Independent Certified Public Accounting Firm issued by SWHCPA for the year ended December 31, 2004 did not contain an adverse opinion or a disclaimer of opinion or was qualified or modified as to uncertainty, audit scope or accounting principles, except for a going concern opinion expressing substantial doubt about the ability of the Company to continue as a going concern.

     During the Company's most recent fiscal year (ended December 31, 2004) and from January 1, 2005 to the date of this prospectus, there were no disagreements with SWHCPA on any matter of accounting principles or practices, financial disclosure, or auditing scope or procedure, except that SWHCPA's opinion expressed substantial doubt with respect to the Company's ability to continue as a going concern for both fiscal years. Further, there were no reportable events, as described in Item 304(a)(1)(iv)(B) of Regulation S-B, during the Company's most recent fiscal year (ended December 31, 2004) and from January 1, 2005.

     SWHCPA has furnished a letter addressed to the SEC stating whether or not it agreed with the above statements. A copy of such letter, dated June 30, 2005, is attached as an exhibit to the Form 8-K filed by the Company on July 1, 2005.

     BDO CampsObers has acted as the independent accountants for Playlogic International N.V. since its formation, and is currently Playlogic International N.V.'s independent accountants. During the two most recent fiscal years and to June 30, 2005, the Company had not consulted with BDO CampsObers regarding either (I) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements, and either a written report was provided to the Company or oral advice was provided that BDO CampsObers concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement and required to be reported under Item 304(a)(1)(iv) of Regulation S-B and the related instructions thereto.

     On August 10, 2005, the Company re-engaged SWHCPA as Registered Independent Certified Public Accounting Firm.

     The following table shows the fees paid or accrued by Playlogic International for the audit and other services provided by BDO CampsObers in 2004 and 2003. The Company paid a de minimis amount to its auditors in 2004 and 2003.

(Amounts in Thousands)                                    2005           2004
----------------------                                    ----           ----
Audit Fees                                                $391           $139
Audit-Related Fees                                         167             60
Tax Fees                                                     0              0
All other Fees                                              62             68
                                                          ----           ----
                 Total                                    $620           $267
                                                          ----           ----

----------

BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 and regulations of the SEC thereunder require the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of initial ownership and changes in ownership with the SEC. Based solely on its review of copies of such forms received by the Company, or on written representations from certain reporting persons that no other reports were required for such persons, the Company believes that during 2004, all of the Section 16(a) filing requirements applicable to its executive officers, directors and ten percent shareholders were complied with on a timely basis.

SHAREHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING

     In order to be considered for inclusion in the proxy materials to be distributed in connection with next year's Annual Meeting, shareholder proposals for such meeting must be received by the Company at its principal office at a reasonable time prior to the Company's beginning to print its proxy materials for next year's Annual Meeting and must satisfy the conditions established by the SEC for shareholder proposals. As to all such matters which the Company does not have notice on or prior to a reasonable time prior to the Company's beginning to print its proxy materials for next year's Annual Meeting, discretionary authority shall be granted to the persons designated in the Company's proxy related to the 2006 Annual Meeting to vote on such proposal.

                       WHERE YOU CAN FIND MORE INFORMATION

     The Company files annual, quarterly, and current reports, proxy statements and other documents with the Securities and Exchange Commission. You may read and copy any document we file at the SEC's public reference room at Judiciary Plaza Building, 450 Fifth Street, N.W., Room 1024, Washington D.C. 20549. You should call 1-800-SEC-0330 for more information on the public reference room. The SEC maintains an internet site at http://www.sec.gov where certain information regarding issuers (including the Company) may be found.

                                  OTHER MATTERS

EXPENSES OF SOLICITATION

         The accompanying proxy is solicited by and on behalf of the Board of Directors of the Company, and the entire cost of such solicitation will be borne by the Company. Proxies may also be solicited by directors, officers and employees of the Company, without additional compensation, by personal interview, telephone and facsimile. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material and annual reports to the beneficial owners of stock held of record by such persons, and the Company will reimburse them for reasonable out-of-pocket and clerical expenses incurred by them in connection therewith.

DISCRETIONARY AUTHORITY

         The Annual Meeting is called for the specific purposes set forth in the Notice of Meeting and discussed above, and also for the purpose of transacting such other business as may properly come before the Annual Meeting. At the date of this Proxy Statement, the Company does not expect that any other matters will be submitted for consideration at the Annual Meeting other than those specifically referred to above. If any other matters properly come before the Annual Meeting, the proxy holders will be entitled to exercise discretionary authority to the extent permitted by applicable law.

                                            By Order of the Board of Directors,

                                            Maarten Minderhoud
                                            Secretary

                                            Dated: December 14, 2005

                                   APPENDIX A

                             AUDIT COMMITTEE CHARTER

       ADOPTED BY THE BOARD OF DIRECTORS OF PLAYLOGIC ENTERTAINMENT, INC.

PURPOSE

     The purpose of the Audit Committee (the "Committee") of the board of directors (the "Board") of Playlogic Entertainment, Inc. (the "Company") is to oversee the accounting and financial reporting processes of the Company and audits of its financial statements and the effectiveness of the Company's internal control over financial reporting. Notwithstanding the foregoing, however, the Committee is not responsible for planning or conducting audits, or determining whether the Company's financial statements are complete and accurate or in accordance with generally accepted accounting principles.

COMPOSITION

     The Committee shall be composed of three or more directors, as determined by the Board, each of whom shall be "independent", as that term is defined in
Section 10A(m) of the Securities Exchange Act of 1934 (the "Exchange Act"), and the applicable rules and regulations ("Regulations") of the SEC, and shall meet the independence and financial literacy requirements of Nasdaq. At least one member of the Committee shall be an "audit committee financial expert", as that term is defined in the Regulations, and shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

RESPONSIBILITIES

     The Committee is charged by the Board with the responsibility to:

     1. Appoint and provide for the compensation of a "registered public accounting firm" (as that term is defined in Section 2(a) of the Sarbanes-Oxley Act of 2002) to serve as the Company's independent auditor, oversee the work of the independent auditor (including resolution of any disagreements between management and the independent auditor regarding financial reporting), evaluate the performance of the independent auditor and, if so determined by the Committee, replace the independent auditor; it being acknowledged that the independent auditor is ultimately accountable to the Board and the Committee, as representatives of the stockholders.

     2. Ensure the receipt of, and evaluate the written disclosures and the letter that the independent auditor submits to the Committee regarding the auditor's independence in accordance with Independence Standards Board Standard No. 1, discuss such reports with the auditor, oversee the independence of the independent auditor and, if so determined by the Committee in response to such reports, take appropriate action to address issues raised by such evaluation.

     3. Discuss with the independent auditor the matters required to be discussed by SAS 61, as it may be modified or supplemented.

     4. Instruct the independent auditor and the internal auditor, if any, to advise the Committee if there are any subjects that require special attention.

     5. Instruct the independent auditor to report to the Committee on all critical accounting policies of the Company, all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the independent auditor, and other material written communication between the independent auditor and management, and discuss these matters with the independent auditor and management.

     6. Meet with management and the independent auditor, together and separately, to discuss the annual financial statements and the report of the independent auditor thereon, and to discuss significant issues encountered in the course of the audit work, including: restrictions on the scope of activities; access to required information; the adequacy of internal controls, including any special steps adopted in light of any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting identified during the course of the annual audit, and the adequacy of disclosures about changes in internal control over financial reporting; the adequacy of the disclosure of off-balance sheet transactions, arrangements, obligations and relationships in reports filed with the SEC; and the appropriateness of the presentation of any non-GAAP financial measures (as defined in the Regulations) included in any report filed with the SEC or in any public disclosure or release.

     7. Review and discuss with management and the independent auditor management's report on internal control over financial reporting, and the independent auditor's audit of the effectiveness of the Company's internal control over financial reporting and its attestation report, prior to the filing of the Form 10-K.

     8. Review the management letter delivered by the independent auditor in connection with the audit.

     9. Following such review and discussions, if so determined by the Committee, recommend to the Board that the annual financial statements be included in the Company's annual report on Form 10-K.

     10. Meet quarterly with management and the independent auditor to discuss the quarterly financial statements prior to the filing of the Form 10-Q; provided that this responsibility may be delegated to the chairman of the Committee or a member of the Committee who is a financial expert.

     11. Meet at least once each year in separate executive sessions with management, the internal auditor, if any, and the independent auditor to discuss matters that any of them or the Committee believes could significantly affect the financial statements and should be discussed privately.

     12. Have such direct and independent interaction with members of management, including the Company's chief financial officer and chief accounting officer, as the Committee believes appropriate.

     13. Review significant changes to the Company's accounting principles and practices proposed by the independent auditor, the internal auditor, if any, or management.

     14. Review the scope and results of internal audits, if any.

     15. Evaluate the performance of the internal auditor, if any, and, if so determined by the Committee, recommend replacement of the internal auditor.

     16. If there is an internal auditor, obtain and review periodic reports on the internal auditor's significant recommendations to management and management's responses.

     17. Conduct or authorize such inquiries into matters within the Committee's scope of responsibility as the Committee deems appropriate.

     18. Provide minutes of Committee meetings to the Board, and report to the Board on any significant matters arising from the Committee's work.

     19. At least annually, review and reassess this Charter and, if appropriate, recommend changes to the Board.

     20. Prepare the Committee report required by the Regulations to be included in the Company's annual proxy statement.

     21. Establish a procedure for receipt, retention and treatment of any complaints received by the Company about its accounting, internal accounting controls or auditing matters and for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

     22. Approve, in accordance with Sections 10A(h) and (i) of the Exchange Act, the Regulations and the Auditing Standards of the Public Company Accounting Oversight Board, all professional services, to be provided to the Company by its independent auditor, provided that the Committee shall not approve any non-audit services proscribed by Section 10A(g) of the Exchange Act in the absence of an applicable exemption. The Committee may adopt policies and procedures for the approval of such services which may include delegation of authority to a designated member or members of the Committee to approve such services so long as any such approvals are disclosed to the full Committee at its next scheduled meeting.

     23. Review and approve all related party transactions.

AUTHORITY

     By adopting this Charter, the Board delegates to the Committee full authority in its discretion to:

     1. Perform each of the responsibilities of the Committee described above.

     2. Appoint a chair of the Committee, unless a chair is designated by the Board.

     3. Engage and oversee independent counsel and other advisers as the Committee determines necessary to carry out its responsibilities.

     4. Cause the officers of the corporation to provide such funding as the Committee shall determine to be appropriate for payment of compensation to the Company's independent auditor and any legal counsel or other advisers engaged by the Committee, and payment of ordinary administrative expenses of the audit committee that are necessary or appropriate in carrying out its duties.

                                   APPENDIX B

                         COMPENSATION COMMITTEE CHARTER

       ADOPTED BY THE BOARD OF DIRECTORS OF PLAYLOGIC ENTERTAINMENT, INC.

PURPOSE

     The purposes of the Compensation Committee (the "Committee") established pursuant to this charter are to assist the Company's Board of Directors (the "Board") in the discharge of its responsibilities with respect to compensation for the Company's executive officers and independent directors, report annually to the Company's stockholders on executive compensation matters, administer the Company's equity-based compensation plans, and take or cause to be taken such other actions and address such other matters as the Board may from time to time authorize or permit the Committee to undertake or assume responsibility for.

MEMBERSHIP AND POWER TO ACT

     The Compensation Committee will be comprised of at least two members of the Board of Directors. Unless a chair is elected by the Board, the members of the Committee may designate a chair by vote of the Committee.

     As long as the Company's Common Stock remains publicly traded, each member of the Committee will, to the extent that the Board has members satisfying such criteria, be (1) "independent" as defined under applicable Nasdaq (or applicable stock exchange) rules (except as otherwise permitted under such rules), (2) a "non-employee director" under Rule 16b-3(b)(3)(i) promulgated under the Securities Exchange Act of 1934, and (3) as an "outside director" under the rules promulgated under Section 162(m) of the Internal Revenue Code of 1986.

     The Board reserves the right at any time to revoke or change the authority delegated hereunder, and the Board simultaneously reserves to itself all authority delegated hereunder to the Committee. This reservation of authority does not in any way limit the Committee's authority to act definitively on matters delegated to it hereunder.

     The Committee may act by unanimous written consent.

RESPONSIBILITIES

     The authority delegated to the Committee is set forth below. This description of authority is intended as a guide and the Committee may act and establish policies and procedures that are consistent with these guidelines or are necessary or advisable, in its discretion, to carry out the intent of the Board in delegating such authority and to fulfill the responsibilities of the Committee hereunder. The following authority shall in all cases be subject to compliance with applicable SEC and Nasdaq rules.

1. The Committee has exclusive authority to determine the amount and form of compensation paid to the Company's Chief Executive Officer, and to take such action, and to direct the Company to take such action, as is necessary and advisable to compensate the CEO in a manner consistent with its determinations. The Committee will review at least annually the Chief Executive Officer's performance, including in light of goals and objectives established for such performance, and in light of such review determine his or her compensation.

2. The Committee has authority to determine the amount and form of compensation paid to the Company's executive officers, officers, employees, consultants and advisors and to review the performance of such persons in order to determine appropriate compensation, as well as to establish the Company's general compensation policies and practices and to administer plans and arrangements established pursuant to such policies and practices. The Committee has authority to take such action, and to direct the Company to take such action, as is necessary and advisable to compensate such persons and to implement such policies and practices in a manner consistent with its determinations. It is expected that the Committee may delegate its authority on these matters with regard to non-officer employees and consultants of the Company to officers and other appropriate Company supervisory personnel.

3. The Committee has authority to administer the Company's equity compensation plans, including without limitation to recommend the adoption of such plans, to recommend the reservation of shares of Common Stock for issuance thereunder, to amend and interpret such plans and the awards and agreements issued pursuant thereto, and to make awards to eligible persons under the plans and determine the terms of such awards.

4. The Committee has authority to select, engage, compensate and terminate compensation consultants, legal counsel and such other advisors as it deems necessary and advisable to assist the Committee in carrying out its responsibilities and functions as set forth herein. Compensation paid to such parties and related expenses will be borne by the Company and the Company will make appropriate funding available to the Committee for such purposes.

5. The Committee may delegate its authority granted under this charter to a subcommittee of the Committee (consisting either of a subset of members of the Committee or, after giving due consideration to whether the eligibility criteria described above with respect to Committee members and whether such other Board members satisfy such criteria, any members of the Board). In addition, to the extent permitted by applicable law, the Committee may delegate to one or more officers of the Company (or other appropriate supervisory personnel) the authority to grant stock options and other stock awards to employees (who are not executive officers or members of the Board) of the Company or of any subsidiary of the Company.

6. The Committee will prepare an annual report to the Company's stockholders on executive compensation that will be included in the Company's proxy statement for its annual stockholders' meeting in accordance with the rules and regulations of the Securities and Exchange Commission.

7. The Committee will make regular reports to the Board with respect to significant actions and determinations made by the Committee.

8. The Committee will from time to time review this charter and make recommendations to the Board with regard to appropriate changes to the charter.

9. The Committee will from time to time review its own performance and report on its conclusions in this regard to the Board.

10. The Committee has the authority to perform such other activities and functions as are required by law, applicable Nasdaq (or stock exchange) rules or provisions in the Company's charter documents, or as are otherwise necessary and advisable, in its or the Board's discretion, to the efficient discharge of its duties hereunder.

REPORTS

     The Committee will record its actions and determinations in written form. These records will be incorporated as a part of the minutes and actions of the Board.

                                   APPENDIX C

              NOMINATING AND CORPORATE GOVERNANCE COMMITTEE CHARTER

       ADOPTED BY THE BOARD OF DIRECTORS OF PLAYLOGIC ENTERTAINMENT, INC.

PURPOSE

The purpose of the Nominating and Corporate Governance Committee (the "Committee") of the board of directors (the "Board") of Playlogic Entertainment, Inc. (the "Company") is to identify individuals qualified to serve as members of the Board of the Company, and select nominees for election as directors of the Company, evaluate the Board's performance and provide oversight with respect to corporate governance and ethical conduct.

COMPOSITION

The Committee shall be composed of two or more directors, as determined by the board of directors, each of whom shall satisfy the requirements of Nasdaq.

RESPONSIBILITIES

The Committee is charged by the Board with the responsibility to (subject in all cases to compliance with applicable SEC and Nasdaq rules):

     1. Identify and evaluate individuals, including individuals proposed by stockholders, qualified to serve as members of the Board, and select nominees for election as directors of the Company at the next annual or special meeting of stockholders at which directors are to be elected, and identify, evaluate and recommend to the Board individuals to fill any vacancies or newly created directorships that may occur between such meetings.

     2. Recommend to the Board directors for appointment to its committees and, as appropriate, recommend rotation or removal of directors from Board committees.

     3. From time to time, review and assess the Company's code of ethics and code of conduct and recommend changes for approval by the Board.

     4. Oversee evaluations of the performance of the Board and discuss the evaluation with the full Board.

     5. Provide minutes of Committee meetings to the Board, and report to the Board on any significant matters arising from the Committee's work.

     6. At least annually, review and reassess this Charter and, if appropriate, recommend changes to the Board.

     7. Make recommendations to the Board regarding issues of management succession.

     8. Perform such other duties and responsibilities as may be assigned to the Committee by the

Board.

AUTHORITY

By adopting this Charter, the Board delegates to the Committee full authority in its discretion to:

     1. Perform each of the responsibilities of the Committee described above.

     2. Delegate such of its authority and responsibilities as the Committee deems proper to members of the Committee or a subcommittee.

     3. Appoint a chair of the Committee, unless a chair is designated by the Board.

     4. Engage and terminate search firms, independent counsel and other advisers as the Committee determines necessary to carry out its responsibilities, and approve the fees and other terms of retention of any such search firms, independent counsel and other advisers.

     5. Cause the officers of the Company to provide such funding as the Committee shall determine to be appropriate for payment of compensation to any search firm or other advisers engaged by the Committee.

                          PLAYLOGIC ENTERTAINMENT, INC.
                                      PROXY
                       SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON DECEMBER 27, 2005

The undersigned hereby appoints Willem M. Smit, Chief Executive Officer, or Rogier W. Smit, Executive Vice President, or either of them, as proxies, with the power to appoint his/her substitute, and hereby authorizes him/her to represent and to vote, as designated below, all of the common stock of Playlogic Entertainment Inc., which the undersigned would be entitled to vote if personally present at the Annual Meeting of shareholders to be held at Playlogic Entertainment Inc. located at Le Meriden Apollo Hotel located at, Apollolaan 2, at 1077 BA Amsterdam the Netherlands on December 27, 2005 at 11:00 a.m. and at any adjournments of the Annual Meeting, upon the proposals described in the accompanying notice of the Annual Meeting and the proxy statement relating to the Annual Meeting, receipt of which is hereby acknowledged.

    THE BOARD OF DIRECTORS RECOMMENDS THE SHAREHOLDERS VOTE IN FAVOR OF ALL
                                   PROPOSALS

PROPOSAL. To elect 4 persons as Directors of Playlogic Entertainment Inc. for a term expiring in 2006.

      WILLEM M. SMIT

      ERIK L.A. VAN EMDEN

      WILLY J. SIMON

      GEORGE CALHOUN

          [ ] FOR all nominees listed above   [ ] WITHHOLD authority to vote
              (except as indicated below)          for all nominees listed above

INSTRUCTION: To withhold authority for any individual nominees, mark "FOR" above, and write the nominees' names in this space.

                             -----------------------

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION TO THE CONTRARY IS INDICATED, IT WILL BE VOTED FOR THE PROPOSAL. DISCRETIONARY AUTHORITY IS HEREBY CONFERRED AS TO ALL OTHER MATTERS WHICH MAY COME BEFORE THE ANNUAL MEETING.

     If stock is held in the name of more than one person, all holders must sign. Signatures should correspond exactly with the name or names appearing on the stock certificate(s). When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.


                                       -----------------------------------------
                                       Signature of Shareholder           Date


                                       -----------------------------------------
                                       Signature of Shareholder           Date


                                       -----------------------------------------
                                       Print Name(s) of Shareholder(s)    Date

      Please mark, sign and date this Proxy, and return it in the enclosed return-addressed envelope. No postage necessary

 I WILL ________    WILL NOT ________  ATTEND THE SPECIAL SHAREHOLDERS MEETING

                     PLEASE RETURN PROXY AS SOON AS POSSIBLE